Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) attaches to and forms part of the Employment Agreement dated as of July 15, 2005 (the “Agreement”), between Aon Corporation (the “Company”) and Andrew M. Appel (the “Executive”).

WHEREAS, the Executive has recently assumed additional responsibilities as the Chief Executive Officer of Aon Re;

WHEREAS, the Company and the Executive mutually desire to amend the Agreement, as provided in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.             The first sentence of Section 3(a), “Base Salary,” is deleted in its entirety and replaced with the following:

“During the portion of the Employment Period commencing March 13, 2008, and in recognition of the Executive’s additional responsibilities, the Company will pay the Executive a base salary of $950,000 per annum (“Base Salary”), payable semi-monthly in accordance with the Company’s executive payroll policy.”

2.             The following sentence is added at the end of Subsection 3(b), “Annual Bonus”:

“Notwithstanding the foregoing, for performance during 2008 and later years the Executive’s annual bonus target will be 150% of his Base Salary in effect at the end of the year, and the maximum annual bonus payable will be three times such target.”

3.             This Amendment is effective as of March 13, 2008.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date set forth above.

AON CORPORATION		EXECUTIVE:

By:	/s/ Jeremy G.O. Farmer	/s/ Andrew M. Appel
Andrew M. Appel
Title:	Senior Vice President and
Head of Human Resources